UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2017

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 600

Dallas, TX 75219

(Address of principal executive offices) (Zip Code)

(214)-665-9495

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 16, 2016, a purported shareholder of the Company commenced a putative class action lawsuit in the United Stated District Court for the Southern District of New York captioned David Reilly v. Abeona Therapeutics Inc., et al., Civil Action No. 1:16-cv-09730 (the “Complaint”).  The plaintiff seeks to represent a class of: (i) all persons or entities who purchased or acquired the Company’s securities from March 31, 2015 to June 19, 2015; and (ii) all persons or entities who purchased or acquired the Company’s securities from June 22, 2015 to December 9, 2016.  The Complaint seeks certification of the action as a class action, certification of the plaintiff as a representative of the class and its counsel as class counsel, and an award of damages, interest, and attorneys' fees. The Complaint alleges that the Company and two of its officers violated Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 promulgated thereunder, and that the officer defendants further violated Section 20(a) of the Exchange Act.  The Complaint alleges that the defendants made false or misleading statements including with respect to two of the Company’s gene therapy programs. Management believes that the Company has meritorious defenses and intends to defend this lawsuit vigorously.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Stephen B. Thompson
Stephen B. Thompson Vice President Finance Chief Accounting Officer

Dated: February 3, 2017